UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2021

 PING IDENTITY HOLDING CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-39056	81-2933383
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 17th Street, Suite 100, Denver, CO		80202
(Address of principal executive offices)		(Zip Code)

(303)-468-2900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	PING	The New York Stock Exchange

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 1, 2021, the board of directors (the “Board”) of Ping Identity Holding Corp. (the Company”) increased the size of the Board from ten to eleven directors and appointed Diane Gherson as a member of the Board to fill the resulting vacancy. Ms. Gherson will serve as a Class II director until the Company’s 2021 Annual Meeting of Stockholders, and is expected to be nominated for election to a new three-year term at such meeting. Ms. Gherson was also appointed to serve on the Compensation and Nominating Committee of the Board.

Ms. Gherson served as chief human resource officer (“CHRO”) for International Business Machines Corporation (“IBM”) for seven years, retiring in December 2020.  At IBM, Ms. Gherson was responsible for the people and culture of IBM's global workforce.  During her tenure as CHRO, Ms. Gherson redesigned all aspects of IBM’s people agenda and management systems. Ms. Gherson was named HR Executive of the Year by HR Executive in 2018, and elected Fellow of the National Academy of Human Resources (NAHR), the highest honor granted in the human resources profession. She was named by Business Insider Top 100 People Changing the World of Business, and also by HR Executive to their inaugural top 100 list of HR Tech Influencers. Ms. Gherson serves on the Boards of iCIMS, Inc. and the National Academy of Human Resources, and as an executive advisory board member at Semper Virens Venture Capital. Prior to joining IBM in 2002, Ms. Gherson led the global compensation and performance practice at consulting firm Willis Towers Watson. Ms. Gherson holds a bachelor’s degree from Trinity College, University of Toronto, and a master’s degree in industrial and labor relations from Cornell University.

In connection with Ms. Gherson’s appointment, the Company will enter into its standard form of indemnification agreement with Ms. Gherson, the form of which was filed as Exhibit 10.8 to the Company’s Registration Statement filed with the Securities and Exchange Commission (the “SEC”) on Form S-1 on August 23, 2019. Ms. Gherson was nominated as a director pursuant to the Director Nomination Agreement, dated as of September 23, 2019, by and among the Company, Vista Equity Partners Fund VI, L.P., Vista Equity Partners Fund VI-A, L.P., VEPF VI FAF, L.P. and VEP Group, LLC, which was filed as Exhibit 10.1 to the Company’s Current Report filed with the SEC on Form 8-K on September 24, 2019. Ms. Gherson was not selected as a director pursuant to any other arrangements or understandings with the Company or with any other person.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PING IDENTITY HOLDING CORP.

Date: March 1, 2021	By:	/s/ Lauren Romer
	Name:	Lauren Romer
	Title:	Chief Legal Officer